Exhibit 99.2

Chart Acquisition Corp. Announces Closing of
$75,000,000 Initial Public Offering

New York, NY, December 19, 2012 — Chart Acquisition Corp.(the Company)(NASDAQ: CACGU), a newly-organized blank check company formed for the purpose of acquiring or merging with an operating business, today announced the closing of its initial public offering for gross proceeds of $75 million.

The Company sold 7,500,000 units at a price of $10.00 per unit. Each unit issued in the initial public offering consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $11.50 per share. In addition the Company has granted the underwriters a 45-day overallotment option to purchase up to an additional 1,125,000 units.

The Company’s units began trading on the Nasdaq Capital Market under the ticker symbol CACGU on December 14, 2012.  Initially, the common stock and the warrants will not trade separately, and the units will be the only security trading. The shares of common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of the prospectus relating to the offering unless Cowen and Company, LLC informs the Company of its decision to allow earlier separate trading, subject to the Company filing a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering and issuing a press release announcing when such separate trading will begin.

The Company also announced the simultaneous consummation of the private sale of 375,000 placement units at a price of $10.00 per unit, for an aggregate purchase price of $3,750,000.  Each such placement unit consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $11.50 per share. The Company has deposited $75,000,000, or $10.00 per unit, into a trust account maintained by Continental Stock Transfer & Trust Company acting as the trustee. The funds will not be released from the trust account except under certain limited circumstances as described in the prospectus relating to the offering.

Deutsche Bank Securities Inc. and Cowen and Company, LLC acted as the lead managers of the offering, and Mitsubishi UFJ Securities (USA), Inc. acted as co-manager of the offering.  Ellenoff Grossman & Schole LLP acted as counsel to the Company and DLA Piper LLP (US) acted as counsel to the underwriters.

A registration statement relating to the units and the underlying securities has been declared effective by the Securities and Exchange Commission on December 13, 2012. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus relating to the offering may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov/Archives/edgar/data/1527349/000121390012006801/d30022.htm Alternatively, copies of the prospectus related to this offering may be obtained from Deutsche Bank Securities Inc. at 60 Wall Street, New York, New York 10016, or by email at prospectus.cpdg@db.com or Cowen and Company, LLC at c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: (631) 274-2806, Fax: (631) 254-7140.

Forward-Looking Statements

This information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, when used in the preceding discussion, the words plan, confident that, believe, scheduled, expect, or intend to, and  similar conditional expressions are intended to identify forward-looking statements within the meaning of the Securities Act of 1933, as amended (the Act), and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements.  Such risks and uncertainties include, but are not limited to, market conditions, the availability of suitable acquisition candidates, successful consummation of a business combination, competitive factors, timing, and other risks described in the Company's SEC reports and filings.

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Contact Information:

Michael LaBarbera
Chief Financial Officer
212-350-8275